EXHIBIT 99.1

Alta Mesa Announces Second Quarter 2014 Financial Results and Operational Update

HOUSTON, Aug. 13, 2014 (GLOBE NEWSWIRE) -- Alta Mesa Holdings, LP announced its financial results for the second quarter of 2014 and provided highlights of its recent operations. A conference call to discuss these results is scheduled for today at 2 pm Central time (877-300-8521).

Financial and operational highlights of note for the quarter include the following:

  Adjusted EBITDAX totaled $72 million, up 14% from Q2-2013
  Production totaled 1.7 MMBOE, or 18,400 BOE per Day, up 7% from Q2-2013
  Oil and liquids production totaled 1,033 MBOE, up 21% from Q2-2013
  Production mix moves to 62% liquids, up from 54% in Q2-2013

Adjusted EBITDAX

Adjusted EBITDAX (a non-GAAP financial measure, defined below) in the second quarter of 2014 was $71.7 million, up 14%, compared to $62.9 million in the second quarter of 2013, which was above the previously provided guidance for Q2-2014 of $60 to $64 million. The difference in Adjusted EBITDAX between the two periods was due primarily to higher than forecast production in Weeks Island and Sooner Trend, and a higher proportion of oil and liquids production. Adjusted EBITDAX in the third quarter of 2014 is expected to range between $80 and $84 million.

Production

Production volumes for the second quarter of 2014 totaled 1.7 million barrels of oil equivalent ("MMBOE"), or an average of approximately 18,400 barrels of oil equivalent per day ("BOE per Day"), compared to 1.6 MMBOE or 17,300 BOE per Day in the second quarter of 2013. Production for the second quarter is within the previously provided guidance for Q2-2014 of 16,500 to 18,500 BOE per Day. The Company's total production mix was 62% oil and natural gas liquids in the second quarter 2014, which is up from 54% for the same quarter of 2013. Production in the third quarter of 2014 is expected to be between 20,000 to 22,000 BOE per Day.

Revenue and Hedge Activity

Oil and gas revenues in the second quarter of 2014 totaled $115.4 million, up $18.7 million or 19% compared to oil and gas revenues of $96.7 million in the second quarter of 2013. The variance between the two periods for oil and gas revenues was in part due to the higher proportion of oil and liquids production. Oil prices (including hedge settlements) in the second quarter of 2014 were $97.90 per barrel, compared to $102.80 per barrel in second quarter 2013. Natural gas prices (including hedge settlements) in the second quarter 2014 were $4.98 per MCF, compared to $5.05 per MCF in second quarter 2013. The net increase in oil revenue between the two periods is due primarily to increased oil production in Sooner Trend (up 203%) and Weeks Island (up 62%). To protect the Company's future revenue streams and maximize current year cash flow, Alta Mesa hedges natural gas and crude oil several years into the future. As of the end of the second quarter 2014, the Company has hedged approximately 94% of its forecasted production of Proved Developed Producing reserves over the next five years at weighted average annual floor prices ranging from $4.29 per MCF to $4.53 per MCF, and $80.00 per barrel to $94.38 per barrel.

Lease Operating Expense

Total lease operating expense, inclusive of production and ad valorem taxes and workover expenses, in the second quarter of 2014 was $26.7 million, down 11% compared to $30.0 million in the second quarter of 2013. On a per unit of production basis, lease operating expense in the second quarter 2014 was $15.92 per BOE compared to $19.11 per BOE in the second quarter of 2013. Total lease operating expenses were down between the two periods, due in part to lower workover expenses.

Depreciation, Depletion and Amortization

Depreciation, depletion and amortization expense in the second quarter of 2014 was $33.2 million compared to $28.4 million in the second quarter of 2013. On a per unit of production basis, depreciation, depletion and amortization expense in the second quarter 2014 was $19.82 per BOE compared to $18.06 per BOE in the second quarter of 2013.

General and Administrative Expenses

General and administrative expenses in the second quarter of 2014 were $13.9 million compared to $9.4 million in the second quarter of 2013. The increase in the general and administrative expenses between the periods was primarily the result of increased salary and benefits expense due to additional personnel.

Net Income / (Loss)

Net loss for the second quarter of 2014 was ($38.8) million, compared to a net income of $16.2 million for the second quarter of 2013. The difference in net income/(loss) between the two periods is primarily due to losses on oil and natural gas derivative contracts, increases in exploration expense, general and administrative expense and depreciation, depletion and amortization.

Operational Highlights

Sooner Trend, Oklahoma:

Alta Mesa's assets in the Sooner Trend area of Oklahoma are located in large oil fields historically developed on 80-acre spacing and waterflooded to varying degrees. This area has multiple stacked pay zones at depths from approximately 2,000 feet to 9,000 feet, and several zones have the potential for development with horizontal wells and multi-stage hydraulic fracturing. In the second quarter of 2014, the Company completed seven horizontal Meramec wells and four horizontal wells in the Oswego formation. We had 11 horizontal wells in progress as of the end of the second quarter of 2014, primarily targeting the Meramec. We are currently operating three drilling rigs in our horizontal drilling program targeting primarily the Meramec. Additionally, two drilling rigs are currently being operated in Sooner Trend by our working interest partners. We expect to continue operating at least three drilling rigs in Sooner Trend for the remainder of 2014. Alta Mesa produced approximately 4,500 BOE per Day net from this area (60% oil, 19% natural gas liquids, and 21% natural gas) in the second quarter of 2014, up from 1,700 BOE per Day in the second quarter of 2013 (55% oil, 4% natural gas liquids, and 41% natural gas).

Weeks Island:

The Weeks Island Field, located in Iberia Parish, Louisiana, is a historically-prolific oil field with 55 potential pay zones that are structurally trapped against a piercement salt dome. Alta Mesa is targeting up-dip oil reserves and un-drained fault blocks in this field, which the Company believes offer significant future opportunities for added production and reserves. Since mid-2011 Alta Mesa has continuously employed at least one drilling rig and one completion rig in Weeks Island to exploit its potential for development through new drilling, recompletions, and sidetracking out of existing wells. During 2014, the Company plans to deploy up to two additional rigs for defined drilling programs. Alta Mesa produced approximately 5,100 BOE per Day net from this area (84% oil) in the second quarter of 2014, up from 3,100 BOE per Day in the second quarter of 2013.

South Texas Eagle Ford Shale:

Alta Mesa's Eagleville field is located in Karnes County, Texas and produces from the Eagle Ford Shale. Murphy Oil is our principal operating partner in the area and has continuously operated an average of two rigs on our acreage. Alta Mesa net production was approximately 2,100 BOE per Day from this area in the second quarter of 2014.

Updated 2014 Capital Expenditure Outlook:

The Company's capital expenditure budget for 2014 has been updated and is now estimated to be $360 million. Approximately 80% of 2014 capital expenditures will be targeted toward the Company's core properties. This capital expenditure budget includes approximately $140 million for the Sooner Trend area, approximately $90 million for the Weeks Island area, and approximately $60 million for the Eagle Ford Shale area.

Conference Call Information

Alta Mesa invites you to listen to its conference call which will discuss its financial and operational results at 2:00 p.m., Central time, on Wednesday, August 13, 2014. If you wish to participate in this conference call, dial 877-300-8521 (toll free in US/Canada) or 412-317-6026 (for International calls), five to ten minutes before the scheduled start time (note that no conference ID is needed). A webcast of the call and any related materials will be available on Alta Mesa's website at www.altamesa.net. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 877-870-5176 (toll free in US/Canada) or 858-384-5517 (International calls), and referencing Conference ID #100506881.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa's strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words "could", "should", "will", "play", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa's: business strategy; reserves; financial strategy, liquidity and capital required for our development program; realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing our properties; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, we disclaim duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Alta Mesa Holdings, LP and Subsidiaries
Consolidated Statements of Operations
(unaudited - dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
REVENUES
Oil	$ 92,586	$ 75,455	$ 172,328	$ 140,110
Natural gas	17,855	17,580	36,540	31,182
Natural gas liquids	4,924	3,963	9,866	7,024
Other revenues	225	506	288	1,158
	115,590	97,504	219,022	179,474
Gain (loss) on sale of oil and gas property	(4,607)	(120)	68,551	(1,190)
Gain (loss) — oil and natural gas derivative contracts	(24,729)	26,147	(35,428)	13,825
TOTAL REVENUES	86,254	123,531	252,145	192,109
EXPENSES
Lease and plant operating expense	17,528	18,067	36,582	33,650
Production and ad valorem taxes	6,952	7,452	14,628	13,196
Workover expense	2,198	4,508	4,963	8,585
Exploration expense	18,757	6,270	28,236	8,866
Depreciation, depletion, and amortization expense	33,198	28,375	62,477	52,880
Impairment expense	18,300	19,191	19,202	26,546
Accretion expense	613	449	1,171	892
General and administrative expense	13,894	9,420	38,611	18,761
TOTAL EXPENSES	111,440	93,732	205,870	163,376
INCOME (LOSS) FROM OPERATIONS	(25,186)	29,799	46,275	28,733
OTHER INCOME (EXPENSE)
Interest expense	(13,632)	(13,659)	(27,920)	(26,949)
Interest income	6	28	9	98
TOTAL OTHER INCOME (EXPENSE)	(13,626)	(13,631)	(27,911)	(26,851)
INCOME (LOSS) BEFORE STATE INCOME TAXES	(38,812)	16,168	18,364	1,882
BENEFIT FROM (PROVISION FOR) STATE INCOME TAXES	—	—	(283)	—
NET INCOME (LOSS)	$ (38,812)	$ 16,168	$ 18,081	$ 1,882

Alta Mesa Holdings, LP and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 8,366	$ 6,537
Accounts receivable, net	52,233	43,486
Other receivables	1,033	2,552
Prepaid expenses and other current assets	3,489	3,077
Derivative financial instruments	477	5,572
TOTAL CURRENT ASSETS	65,598	61,224
PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	669,180	691,770
Other property and equipment, net	9,629	9,100
TOTAL PROPERTY AND EQUIPMENT, NET	678,809	700,870
OTHER ASSETS
Investment in partnership — cost	9,000	9,000
Deferred financing costs, net	9,510	10,943
Derivative financial instruments	—	3,405
Advances to operators	3,148	6,863
Deposits and other assets	1,144	1,186
TOTAL OTHER ASSETS	22,802	31,397
TOTAL ASSETS	$ 767,209	$ 793,491
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 109,520	$ 96,095
Current portion, asset retirement obligations	6,450	3,844
Derivative financial instruments	15,967	4,483
TOTAL CURRENT LIABILITIES	131,937	104,422
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	53,346	52,179
Long-term debt	677,353	766,868
Notes payable to founder	23,931	23,331
Derivative financial instruments	15,369	4,486
Other long-term liabilities	7,299	2,312
TOTAL LONG-TERM LIABILITIES	777,298	849,176
TOTAL LIABILITIES	909,235	953,598
COMMITMENTS AND CONTINGENCIES (NOTE 10)
PARTNERS' CAPITAL (DEFICIT)	(142,026)	(160,107)
TOTAL LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)	$ 767,209	$ 793,491

Alta Mesa Holdings, LP and Subsidiaries
Consolidated Statement of Cash Flows
(unaudited - dollars in thousands)

	Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 18,081	$ 1,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	62,477	52,880
Impairment expense	19,202	26,546
Accretion expense	1,171	892
Amortization of loan costs	1,433	1,409
Amortization of debt discount	255	255
Dry hole expense	20,120	4,108
Expired leases	359	222
(Gain) loss on derivative contracts	35,428	(13,825)
Settlements on derivative contracts	(4,561)	12,775
Interest converted into debt	600	599
(Gain) loss on sale of assets	(68,551)	1,190
Changes in assets and liabilities:
Restricted cash	—	2,305
Accounts receivable	(8,747)	(5,791)
Other receivables	1,519	(149)
Prepaid expenses and other non-current assets	3,345	7,837
Settlement of asset retirement obligation	(1,617)	(716)
Accounts payable, accrued liabilities, and other long-term liabilities	8,153	(6,327)
NET CASH PROVIDED BY OPERATING ACTIVITIES	88,667	86,092
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(165,165)	(173,612)
Proceeds from sale of property	168,097	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,932	(173,612)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	79,500	89,500
Repayments of long-term debt	(169,270)	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(89,770)	89,500
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,829	1,980
CASH AND CASH EQUIVALENTS, beginning of period	6,537	5,786
CASH AND CASH EQUIVALENTS, end of period	$ 8,366	$ 7,766
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$ 24,964	$ 24,063
Cash paid during the period for state taxes	$ (125)	$ 18
Change in asset retirement obligations	$ 2,838	$ 747
Change in accruals or liabilities for capital expenditures	$ 11,642	$ (4,822)

Prices

Below is a table of average prices received by the Company with and without the effect of settlements of derivative contracts.

Average Prices including settlements of derivative contracts	Q2-2014
Natural Gas (per Mcf)	$ 4.98
Oil (per Bbl)	97.90
Natural Gas Liquids (per Bbl)	36.69
Combined realized (per BOE)	66.93

Average Prices excluding settlements of derivative contracts	Q2-2014
Natural Gas (per Mcf)	$ 4.63
Oil (per Bbl)	103.04

GAAP to Non-GAAP Reconciliation

Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense and the non-cash portion of gain/loss on oil and natural gas derivative contracts. Alta Mesa presents Adjusted EBITDAX because it believes Adjusted EBITDAX is an important supplemental measure of its performance that is frequently used by others in evaluating companies in its industry. Adjusted EBITDAX is not a measurement of Alta Mesa's financial performance under GAAP, and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa's profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa's cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure.

The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated:

	Three Months Ended
	June 30,
	2014	2013
Net Income (loss)	$ (38,812)	$ 16,168
Adjustments to net income:
Provision for income taxes	—	—
Interest expense	13,632	13,659
Exploration expense	18,757	6,270
Depreciation, depletion and amortization	33,198	28,375
Impairment expense	18,300	19,191
Accretion expense	613	449
(Gain)/Loss on sale of assets	4,607	120
(Gain)/Loss – oil & natural gas derivative contracts	24,729	(26,147)
Settlements of oil & natural gas derivative contracts	(3,278)	4,795
Adjusted EBITDAX	$ 71,746	$ 62,880
CONTACT: FOR MORE INFORMATION CONTACT:
         Lance L. Weaver (281) 943-5597 lweaver@altamesa.net